SLM Student Loan Trust 2003-12 Quarterly Servicing Report
Report Date: 11/30/2005 Reporting Period: 9/1/05-11/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				08/31/05	Activity	11/30/2005
A	i	Portfolio Balance			$2,147,404,950.87	$(64,171,726.14)	$2,083,233,224.73
	ii	Interest to be Capitalized			7,712,753.34		8,565,512.79

	iii	Total Pool			$2,155,117,704.21		$2,091,798,737.52

	iv	Specified Reserve Account Balance			5,387,794.26		5,229,496.84

	v	Total Adjusted Pool			$2,160,505,498.47		$2,097,028,234.36

B	i	Weighted Average Coupon (WAC)			5.105%		5.081%
	ii	Weighted Average Remaining Term			252.03		251.09
	iii	Number of Loans			122,522		119,701
	iv	Number of Borrowers			77,017		75,072
	v	Aggregate Outstanding Principal Balance — T-Bill			$400,880,234.81		$378,810,627.91
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,754,237,469.40		$1,712,988,109.61

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 09/15/05	Balance 12/15/05
C	i	A-1 Notes	78442GJZ0	0.010%	1.00000	$—	$—
	ii	A-2 Notes	78442GKA3	0.050%	1.00000	$192,111,898.47	$128,634,634.36
	iii	A-3 Notes	78442GKB1	0.120%	1.00000	$338,000,000.00	$338,000,000.00
	iv	A-4 Notes	78442GKC9	0.190%	1.00000	$385,000,000.00	$385,000,000.00
	v	A-5 Notes	78442GKE5	0.280%	1.00000	$500,000,000.00	$500,000,000.00
	vi	A-6* Notes	XS0180948274	5.450%	1.68840	£396,500,000.00	£396,500,000.00
	vii	B Notes	78442GKD7	0.590%	1.00000	$75,943,000.00	$75,943,000.00

	Reserve Account				09/15/05		12/15/05
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$5,387,794.26		$5,229,496.84
	iv	Reserve Account Floor Balance ($)			$3,759,518.00		$3,759,518.00
	v	Current Reserve Acct Balance ($)			$5,387,794.26		$5,229,496.84

	Other Accounts				09/15/05		12/15/05
E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$—		$—
	iii	Principal Accumulation Account (A-6)			$—		$—
	iv	Supplemental Interest Account (A-6)			$—		$—
	v	Investment Reserve Account			$—		$—
	vi	Investment Premium Purchase Account			$—		$—
	vii	Foreign Currency Account (Pounds Sterling)			£—		£—

	Asset/Liability				09/15/05		12/15/2005
F	i	Total Adjusted Pool			$2,160,505,498.47		$2,097,028,234.36
	ii	Total $ equivalent Notes			$2,160,505,498.47		$2,097,028,234.36
	iii	Difference			$—		$—
	iv	Parity Ratio			1.00000		1.00000

	General Trust Information
G	i	Indenture Trustee	Bank of New York		iii Servicer		Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.		iv Swap Counterparty		Citibank, N.A., London

		Initial Pool Balance	$2,506,345,117.19

* A-6 Notes are denominated in Pounds Sterling

II. 2003-12 Transactions from: 09/01/05 through 11/30/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$64,860,690.07
	ii	Principal Collections from Guarantor	7,429,039.09
	iii	Principal Reimbursements	0.00
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$72,289,729.16

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,171.37
	ii	Capitalized Interest	(8,119,174.39)

	iii	Total Non-Cash Principal Activity	$(8,118,003.02)

C	Total Student Loan Principal Activity		$64,171,726.14

D	Student Loan Interest Activity
	i	Regular Interest Collections	$16,639,331.87
	ii	Interest Claims Received from Guarantors	425,010.38
	iii	Collection Fees/Returned Items	12,591.13
	iv	Late Fee Reimbursements	269,735.76
	v	Interest Reimbursements	13,752.90
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,192,338.60
	viii	Subsidy Payments	1,282,451.29

	ix	Total Interest Collections	$27,835,211.93

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(509.74)
	ii	Capitalized Interest	8,119,174.39

	iii	Total Non-Cash Interest Adjustments	$8,118,664.65

F	Total Student Loan Interest Activity		$35,953,876.58

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$213,122.57

III. 2003-12 Collection Account Activity 09/01/05 through 11/30/05

A	Principal Collections
	i	Principal Payments Received	$30,137,110.74
	ii	Consolidation Principal Payments	42,152,618.42
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$72,289,729.16

B	Interest Collections
	i	Interest Payments Received	$27,126,134.25
	ii	Consolidation Interest Payments	412,997.89
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	13,752.90
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Return Items	12,591.13
	viii	Late Fees	269,735.76

	ix	Total Interest Collections	$27,835,211.93

C	Other Reimbursements		$363,416.99

D	Reserves In Excess of the Requirement		$158,297.42

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Swap Receipt, Citibank, N.A., London		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$573,504.98

M	Funds Released from Capitalized Interest Account		$—

N	TOTAL AVAILABLE FUNDS		$101,220,160.48

O	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,783,795.99)
		Consolidation Loan Rebate Fees	$(5,476,713.51)

P	NET AVAILABLE FUNDS		$93,959,650.98

Q	Servicing Fees Due for Current Period		$875,654.92

R	Carryover Servicing Fees Due		$—

S	Administration Fees Due		$25,000.00

T	Total Fees Due for Period		$900,654.92

IV. 2003-12 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	08/31/05	11/30/05	08/31/05	11/30/05	08/31/05	11/30/05	08/31/05	11/30/05	08/31/05	11/30/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	4.997%	4.963%	89,734	81,462	73.239%	68.055%	$1,471,365,377.67	$1,317,331,105.52	68.518%	63.235%
31-60 Days Delinquent	5.591%	5.708%	3,164	3,367	2.582%	2.813%	$57,382,305.02	$59,967,300.46	2.672%	2.879%
61-90 Days Delinquent	6.023%	5.729%	1,902	2,035	1.552%	1.700%	$36,332,850.48	$38,379,590.85	1.692%	1.842%
91-120 Days Delinquent	6.108%	6.082%	897	893	0.732%	0.746%	$16,318,111.85	$15,831,710.73	0.760%	0.760%
> 120 Days Delinquent	6.472%	6.446%	2,060	1,888	1.681%	1.577%	$38,820,234.29	$37,074,539.50	1.808%	1.780%

Deferment
Current	5.021%	5.058%	11,792	11,552	9.624%	9.651%	$228,910,043.72	$219,538,978.45	10.660%	10.538%

Forbearance
Current	5.243%	5.144%	12,685	18,225	10.353%	15.225%	$293,302,721.66	$390,333,846.72	13.658%	18.737%

TOTAL REPAYMENT	5.102%	5.077%	122,234	119,422	99.765%	99.767%	$2,142,431,644.69	$2,078,457,072.23	99.768%	99.771%
Claims in Process (1)	6.311%	6.436%	288	279	0.235%	0.233%	$4,973,306.18	$4,776,152.50	0.232%	0.229%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.105%	5.081%	122,522	119,701	100.000%	100.000%	$2,147,404,950.87	$2,083,233,224.73	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-12 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$25,244,813.13
B	Interest Subsidy Payments Accrued During Collection Period		1,195,937.54
C	SAP Payments Accrued During Collection Period		10,499,259.33
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)		573,504.98
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(5,476,713.51)

G	Net Expected Interest Collections		$32,036,801.47

H	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$—

	ii	Libor	0.00000%
	iii	Cap %	0.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments				Citibank, N.A., London
				A-6 Swap Calc
i	Notional Swap Amount (USD)			$669,450,600
ii	Notional Swap Amount (Pounds Sterling)			£396,500,000

SLM Student Loan Trust Pays:
iia	3 Month Libor			3.87000%
iib	Spread			0.2378%

iic	Pay Rate			4.10780%
iii	Gross Swap Payment Due Counterparty			$6,951,310.97
iv	Days in Period	09/15/05	12/15/05	91

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate			5.45000%
vi	Gross Swap Receipt Due Paying Agent			£—
vii	Days in Period	09/15/05	09/15/06	365

VI. 2003-12 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	—	—	—	—

B	Class A-2 Interest Rate	0.009908889	9/15/05- 12/15/05	3.92000%	LIBOR

C	Class A-3 Interest Rate	0.010085833	9/15/05- 12/15/05	3.99000%	LIBOR

D	Class A-4 Interest Rate	0.010262778	9/15/05- 12/15/05	4.06000%	LIBOR

E	Class A-5 Interest Rate	0.010490278	9/15/05- 12/15/05	4.15000%	LIBOR

F	Class A-6 Interest Rate*	0.000000000	9/15/05 - 9/15/06	5.45000%	Fixed

G	Class B Interest Rate	0.011273889	9/15/05- 12/15/05	4.46000%	LIBOR

* Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-12 Inputs From Prior Period 08/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,147,404,950.87
	ii	Interest To Be Capitalized	7,712,753.34

	iii	Total Pool	$2,155,117,704.21
	iv	Specified Reserve Account Balance	5,387,794.26

	v	Total Adjusted Pool	$2,160,505,498.47

B	Total Note and Certificate Factor		0.853484618
C	Total Note Balance		$2,160,505,498.47

D	Note Balance 09/15/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.000000000	0.609879043	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$192,111,898.47	$338,000,000.00	$385,000,000.00	$500,000,000.00	£396,500,000.00	$75,943,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00

H	Reserve Account Balance		$5,387,794.26
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-12 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%

	Class B Percentage	0.00%

X. 2003-12 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-P)		$93,959,650.98	$93,959,650.98

B	Primary Servicing Fees-Current Month		$875,654.92	$93,083,996.06

C	Administration Fee		$25,000.00	$93,058,996.06

D	Aggregate Quarterly Funding Amount		$0.00	$93,058,996.06

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$93,058,996.06
	ii	Class A-2	$1,903,615.46	$91,155,380.60
	iii	Class A-3	$3,409,011.67	$87,746,368.93
	iv	Class A-4	$3,951,169.44	$83,795,199.49
	v	Class A-5	$5,245,138.89	$78,550,060.60
	vi	Class A-6 USD payment to the swap counterparty*	$6,951,310.97	$71,598,749.63

		Total	$21,460,246.43

F	Class B Noteholders’ Interest Distribution Amount		$856,172.94	$70,742,576.69

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$0.00	$70,742,576.69
	ii	Class A-2	$63,477,264.11	$7,265,312.58
	iii	Class A-3	$0.00	$7,265,312.58
	iv	Class A-4	$0.00	$7,265,312.58
	v	Class A-5	$0.00	$7,265,312.58
	vi	Class A-6 USD payment to the swap counterparty**	$0.00	$7,265,312.58

		Total	$63,477,264.11

H	Supplemental Interest Account Deposit		$0.00	$7,265,312.58

I	Investment Reserve Account Required Amount		$0.00	$7,265,312.58

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$7,265,312.58

K	Increase to the Specified Reserve Account Balance		$0.00	$7,265,312.58

L	Investment Premium Purchase Account Deposit		$0.00	$7,265,312.58

M	Carryover Servicing Fees		$0.00	$7,265,312.58

N	Remaining Swap Termination Fees		$0.00	$7,265,312.58

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$7,265,312.58

	Excess to Excess Distribution Certificate Holder		$7,265,312.58	$0.00

*	Fixed rate Pounds Sterling interest to be paid to noteholders annually

**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

2003-12 Other Account Deposits and Reconciliations

A	Reserve Account

	i	Beginning of Period Account Balance		$5,387,794.26
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$5,387,794.26
	iv	Required Reserve Account Balance		$5,229,496.84
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve - Release to Collection Account		$158,297.42
	vii	End of Period Account Balance		$5,229,496.84

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$—
	ii	Capitalized Interest Release		$—
	iii	End of Period Account Balance		$—

C	Remarketing Fee Account			A-6

	i	Next Reset Date		09/16/2013
	ii	Reset Period Target Amount		$—
	iii	Quarterly Required Amount		$—

	iv	Beginning of Period Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earnings)		$—

D	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		$—
	iii	Principal Payments to the A-6 Noteholders on Reset Date		$—

	iv	Ending A-6 Accumulation Account Balance		$—

E	Supplemental Interest Account

	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a

	iii	Difference		n/a

	iv	Class A-6 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		2832
	vii	Class A-6 Supplemental Interest Account Deposit Amount		n/a

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Eligible Investments Purchase Premium Paid		$—
	iv	Funds Released into Collection Account		$—

	v	End of Period Account Balance		$—

G	Investment Reserve Account
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-12 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due			$0.00	$1,903,615.46	$3,409,011.67	$3,951,169.44	$5,245,138.89	£—	$856,172.94
	ii	Quarterly Interest Paid			0.00	1,903,615.46	3,409,011.67	3,951,169.44	5,245,138.89	0.00	856,172.94

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	iv	Quarterly Principal Due			$0.00	$63,477,264.11	$—	$—	$—	£—	$—
	v	Quarterly Principal Paid			0.00	63,477,264.11	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	vii	Total Distribution Amount			$0.00	$65,380,879.57	$3,409,011.67	$3,951,169.44	$5,245,138.89	£—	$856,172.94

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/2005			$2,160,505,498.47
	ii	Adjusted Pool Balance 11/30/2005			2,097,028,234.36

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$63,477,264.11

	iv	Adjusted Pool Balance 08/31/2005			$2,160,505,498.47
	v	Adjusted Pool Balance 11/30/2005			2,097,028,234.36

	vi	Current Principal Due (iv-v)			$63,477,264.11
	vii	Principal Shortfall from Prior Period			—

	viii	Principal Distribution Amount (vi + vii)			$63,477,264.11

	ix	Principal Distribution Amount Paid			$63,477,264.11

	x	Principal Shortfall (viii - ix)			$—

C	Note Balances			09/15/2005	Pay Down Factor	12/15/2005
	i	A-1 Note Balance	78442GJZ0	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GKA3	$192,111,898.47		$128,634,634.36
		A-2 Note Pool Factor		0.609879043	0.201515124	0.408363919

	iii	A-3 Note Balance	78442GKB1	$338,000,000.00		$338,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GKC9	$385,000,000.00		$385,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GKE5	$500,000,000.00		500,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	XS0180948274	£396,500,000.00		£396,500,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GKD7	$75,943,000.00		$75,943,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-12 Historical Pool Information

							2004
			9/1/05-11/30/05	6/1/05-8/31/05	3/1/05-5/31/05	12/1/04-2/28/05	10/21/03-11/30/04

Beginning Student Loan Portfolio Balance			$2,147,404,950.87	$2,209,669,117.17	$2,257,613,086.91	$2,296,596,523.56	$2,501,049,960.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$64,860,690.07	$65,597,075.25	$49,647,134.53	$41,813,817.42	$220,623,591.05
	ii	Principal Collections from Guarantor	7,429,039.09	6,003,476.52	6,852,051.63	6,160,731.20	$17,944,121.20
	iii	Principal Reimbursements	—	28,589.19	204,514.84	176,764.77	$6,231,024.87
	iv	Other System Adjustments	—	—	—	—	$—

	v	Total Principal Collections	$72,289,729.16	$71,629,140.96	$56,703,701.00	$48,151,313.39	$244,798,737.12
	Student Loan Non-Cash Principal Activity						$-
	i	Other Adjustments	$1,171.37	$1,196.46	$46.66	$19,658.11	$331,281.23
	ii	Capitalized Interest	(8,119,174.39)	(9,366,171.12)	(8,759,777.92)	(9,187,534.85)	$(40,676,581.14)

	iii	Total Non-Cash Principal Activity	$(8,118,003.02)	$(9,364,974.66)	$(8,759,731.26)	$(9,167,876.74)	$(40,345,299.91)

(-)	Total Student Loan Principal Activity		$64,171,726.14	$62,264,166.30	$47,943,969.74	$38,983,436.65	$204,453,437.21

	Student Loan Interest Activity
	i	Regular Interest Collections	$16,639,331.87	$17,507,933.14	$17,506,521.36	$17,996,717.59	$86,730,284.51
	ii	Interest Claims Received from Guarantors	425,010.38	358,870.95	360,811.59	399,613.98	$869,287.52
	iii	Collection Fees/Returned Items	12,591.13	10,904.95	12,858.04	12,231.15	$33,653.59
	iv	Late Fee Reimbursements	269,735.76	247,773.90	252,400.45	257,338.83	$1,116,412.36
	v	Interest Reimbursements	13,752.90	7,753.35	26,685.44	4,422.21	$66,662.62
	vi	Other System Adjustments	—	—	—	—	$—
	vii	Special Allowance Payments	9,192,338.60	7,303,595.39	5,773,796.20	3,247,306.41	$2,916,877.70
	viii	Subsidy Payments	1,282,451.29	1,363,257.77	1,375,909.96	1,331,948.77	$5,556,016.92

	ix	Total Interest Collections	$27,835,211.93	$26,800,089.45	$25,308,983.04	$23,249,578.94	$97,289,195.22
							$—
	Student Loan Non-Cash Interest Activity						$—
	i	Interest Accrual Adjustment	$(509.74)	$979.82	$(35.51)	$6,094.41	$(147,785.45)
	ii	Capitalized Interest	8,119,174.39	9,366,171.12	8,759,777.92	9,187,534.85	$40,676,581.14

	iii	Total Non-Cash Interest Adjustments	$8,118,664.65	$9,367,150.94	$8,759,742.41	$9,193,629.26	$40,528,795.69

	Total Student Loan Interest Activity		$35,953,876.58	$36,167,240.39	$34,068,725.45	$32,443,208.20	$137,817,990.91

(=)	Ending Student Loan Portfolio Balance		$2,083,233,224.73	$2,147,404,950.87	$2,209,669,117.17	$2,257,613,086.91	$2,296,596,523.56
(+)	Interest to be Capitalized		$8,565,512.79	$7,712,753.34	$8,926,117.27	$8,560,000.68	$8,382,578.59

(=)	TOTAL POOL		$2,091,798,737.52	$2,155,117,704.21	$2,218,595,234.44	$2,266,173,087.59	$2,304,979,102.15

(+)	Reserve Account Balance		$5,229,496.84	$5,387,794.26	$5,546,488.09	$5,665,432.72	$5,762,447.76

(=)	Total Adjusted Pool		$2,097,028,234.36	$2,160,505,498.47	$2,224,141,722.53	$2,271,838,520.31	$2,310,741,549.91

XIII. 2003-12 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Mar-04	$2,455,486,086	2.47%

Jun-04	$2,412,541,253	3.12%

Sep-04	$2,345,531,338	4.50%

Dec-04	$2,304,979,102	4.38%

Mar-05	$2,266,173,088	4.26%

Jun-05	$2,218,595,234	4.42%

Sep-05	$2,155,117,704	4.92%

Dec-05	$2,091,798,738	5.33%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.